Exhibit 99.2

SABINE OIL & GAS AND FOREST OIL ANNOUNCE DEFINITIVE MERGER AGREEMENT

Complementary acreage positions create an industry leader in East Texas

HOUSTON, TEXAS and DENVER, COLORADO – May 6, 2014 – Sabine Oil & Gas LLC (“Sabine”) and Forest Oil Corporation (NYSE:FST) (“Forest”), today announced the signing of a definitive merger agreement under which Sabine and Forest will combine their businesses in an all-stock transaction. Sabine and Forest’s highly complementary asset portfolios will create one of the industry’s largest East Texas players, benefiting from drilling program optimization and economies of scale. The combination is also strengthened by a sizable collective Eagle Ford position, as well as Granite Wash, Permian and Arkoma positions that provide optionality for development and monetization.

Upon completion of the combination transaction, Sabine unit holders will own approximately 73.5 percent of the new combined entity and Forest shareholders will own approximately 26.5 percent. The combined entity, named Sabine Oil & Gas Corporation, will be a newly formed parent company expected to list on the New York Stock Exchange under the symbol “SABO”. The combined entity will be headquartered in Houston, Texas, and be led by Sabine’s current executive management team. The transaction is expected to be tax-free to Forest’s shareholders.

David Sambrooks, Sabine’s President and CEO, commented, “We are excited about this highly complementary combination, and the value creation it will bring to Sabine and Forest equity holders. Since Sabine began in 2007, we have focused on building a significant asset base in East Texas and with this combination we have created a leading industry position in this highly economic, multi-play basin. Sabine has had a successful track record of ~30% CAGR production and cash flow growth since its inception and industry-leading well results in all of our operating areas. We look forward to applying this operational expertise over the new combined asset base.”

Patrick R. McDonald, President and CEO of Forest commented, “We believe that this transaction creates a great opportunity for Forest shareholders to participate in the upside potential gained from a larger and better capitalized entity with a more robust suite of opportunities, and a broader portfolio upon which to execute its capital plan and strategy. Forest’s asset portfolio is an excellent complement with Sabine’s asset portfolio and we have confidence that Sabine’s management team is equipped to deliver exceptional shareholder value through the enhanced opportunities that are embedded in Forest’s assets.”

In addition to a top-tier 207,000 net acreage position in East Texas, the combination of assets creates a 65,000 net acreage position in the Eagle Ford. The complementary nature of Sabine’s and Forest’s assets present considerable opportunities to generate savings through operating synergies, benefits of scale, and optimized capital allocation.

The combined company will have estimated proved reserves of 1.5 trillion cubic feet equivalent (71% gas) (as of December 31, 2013), and estimated production of 345 million cubic feet equivalent (65% gas) for 2014, giving it a leading position among its peers in production and cash flow growth.

The enhanced financial strength and flexibility of the combined company will allow it to de-lever its balance sheet through optimized capital programs. Further, the combined company’s size and scope, in addition to the expected synergies, is expected to provide liquidity to fund its drilling program through 2015 without accessing equity markets. The new entity expects to quickly but prudently evaluate and execute on accretive asset divestments to accelerate balance sheet de-levering.

TERMS OF THE TRANSACTION

Under the terms of the agreement, Sabine and Forest Oil will combine their businesses under a newly formed holding company, Sabine Oil & Gas Corporation (“Sabine Oil & Gas”). Forest Oil will merge with a subsidiary of Sabine Oil & Gas and survive as a subsidiary of Sabine Oil & Gas. As part of the transaction, each share of Forest Oil common stock will be converted into 0.1 of a share of Sabine Oil & Gas common stock, designed to replicate a 10:1 reverse stock split. Concurrent with the merger, Sabine’s parent entity will contribute all of its equity interest in Sabine to Sabine Oil & Gas, in exchange for which it will receive approximately 33 million shares of Sabine Oil & Gas common stock. As a result of the transaction, current Sabine unit holders and Forest Oil shareholders will own approximately 73.5% percent and 26.5% percent, respectively, of the outstanding Sabine Oil & Gas common stock upon closing of the combination.

The boards of directors of Sabine and Forest have each unanimously approved the transaction and Forest is recommending approval of the transaction to its shareholders. Consummation of the transaction is subject to approval by the Forest shareholders, regulatory approvals and other customary closing conditions. The transaction is expected to close in the third or fourth quarter of 2014.

Upon completion of the transaction, David Sambrooks will serve as Chairman of the Board of Directors of Sabine Oil & Gas as well as President and Chief Executive Officer. Shane Bayless will serve as Executive Vice President and Chief Financial Officer and Todd Levesque will serve as Executive Vice President and Chief Operating Officer. The Board of Directors of the combined entity will be comprised of the existing six Sabine board members, as well as two of the current Forest board members. At closing, it is expected that at least a majority of the directors will be independent under NYSE rules.

The completion of this transaction will trigger change-of-control provisions in the indentures governing Forest’s existing senior notes. These change-of-control provisions entitle holders of the notes to receive 101 percent of the principal amount of the notes plus accrued interest with respect to each series of notes. Sabine expects that any of Forest’s notes that are not tendered pursuant to the change of control offers will remain outstanding following the transaction, subject to any opportunistic refinancing of such notes Sabine Oil & Gas may pursue based on market conditions.

Barclays Capital Inc. and Wells Fargo Securities, LLC acted as financial advisors to Sabine. Tudor, Pickering, Holt & Co. is acting as an advisor to Sabine on portfolio optimization. Vinson & Elkins LLP acted as legal advisor to Sabine in the transaction, while Simpson Thacher & Bartlett LLP advised Sabine on financing matters. Gibson, Dunn & Crutcher LLP acted as legal advisor to First Reserve in the transaction. J.P. Morgan Securities LLC acted as financial advisor to Forest, and Wachtell, Lipton, Rosen & Katz acted as legal advisor to Forest.

CONFERENCE CALL

Sabine and Forest have scheduled a joint conference call for Tuesday, May 6, 2014, at 9:00 AM ET to discuss the transaction. You may access the call by dialing toll free 866.318.8611 (for U.S./Canada) and 617.399.5130 (for International) and request the Forest Oil teleconference (ID # 16740779). The conference call will also be webcast live on the internet and can be accessed by going to the “Investor Relations” sections of the Forest Oil website at www.forestoil.com or Sabine Oil’s website at www.sabineoil.com. Transaction overview slides that will be presented during the conference call will be made available in the “Investor Relations” section of Forest’s website under “Recent Presentations” and on Sabine’s website under “Events / Presentations.”

A replay of the conference call will be available through May 13, 2014. You may access the replay by dialing toll free 888.286.8010 (for U.S./Canada) or 617.801.6888 (for International), conference ID # 47876321. An archive of the conference call webcast will also be available at the “Investor Relations” sections of Forest and Sabine’s websites.

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Sabine Oil & Gas LLC is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States. Sabine’s current operations are principally located in Cotton Valley Sand and Haynesville Shale in East Texas, the Eagle Ford Shale in South Texas, and the Granite Wash in the Texas Panhandle.

Forest Oil Corporation is engaged in the acquisition, production, exploration, and development of natural gas and liquids in the United States. Forest’s principal reserves and producing properties are located in East Texas, the Eagle Ford in South Texas, Arkansas, Louisiana, and Oklahoma. Forest’s common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest Oil, please visit its website at http://www.forestoil.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transactions, New Forest Oil Inc. (which will be renamed Sabine Oil & Gas Corporation as of the closing of the proposed transaction) (“Holdco”) intends to file with the SEC a registration statement on Form S-4 that will include the proxy statement of Forest Oil Corporation that also constitutes a prospectus of Holdco. Each of Holdco and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Holdco and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Holdco or Forest Oil Corporation at Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Holdco, Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors and executive officers is available in Forest Oil

Corporation’s proxy statement dated March 26, 2014, for its 2014 annual meeting of share-holders. Information about Sabine Oil & Gas LLC’s directors and executive officers was filed by Sabine Oil & Gas LLC with the SEC on May 6, 2014 pursuant to Rule 14a-12 promulgated under the Securities Exchange Act of 1934. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Holdco or Forest Oil Corporation using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Holdco, Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Holdco to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Holdco or Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, please see the Annual Report posted to the investor relations section of its web site at www.sabineoil.com. The forward-looking statements including in this document are made only as of the date hereof. None of Holdco, Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.

CONTACT

FOR INVESTORS

Forest Oil Corporate

Larry C. Busnardo

VP – Investor Relations

303-812-1441

Sabine Oil & Gas LLC

Shane M. Bayless,

Executive Vice President and CFO

832-242-9600

FOR MEDIA

Brunswick Group

Lisa Singleton

214-254-3790